Exhibit 99.5

STOCK ORDER FORM SEND OVERNIGHT PACKAGES TO: Raymond James & Associates, Inc. Seneca Financial Corp. Processing Center 222 S. Riverside Plaza, 7th Floor Chicago, IL 60606 1-(888) ___-____ Deadline: The Subscription Offering ends at Noon, Eastern Time, on [Expiration Date]. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) by this deadline or your subscription rights will be considered void. See section 10 of the Stock Order Form Instructions for stock order delivery options. Faxes or copies of this form may not be accepted. Seneca Financial Corp. reserves the right to accept or reject improperly completed stock order forms. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM. $ (1) Number of Shares Price Per Share (2) Total Payment Due THE MINIMUM PURCHASE IS 25 SHARES ($250). No person may purchase more than 15,000 shares ($150,000). Also, no person together with an associate or group of persons acting in concert x $10.00 = may purchase more than 20,000 shares ($200,000). (3a) Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order $ made payable to Seneca Financial Corp. in the amount of: Checks will be cashed upon receipt. (3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY The undersigned authorizes withdrawal from the Seneca Savings deposit account(s) listed below. There will be no early withdrawal penalty for withdrawals authorized on this form. Funds must be in the account(s) listed at the time this form is received. IRAs or accounts with check-writing privileges CANNOT be listed for withdrawal below. Account Number(s) (Certificates or Savings Accounts Only) Withdrawal Amount(s) $ $ $ Total Withdrawal Amount $ (4) Purchaser Priority Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 8: a) Eligible Account Holders – Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on March 31, 2016. Enter information in Section 9 for all deposit accounts held at Seneca Savings on this date. b) Supplemental Eligible Account Holders – Depositors of Seneca Savings with aggregate deposit account balances of $50 or more at the close of business on June 30, 2017 who were not able to subscribe for shares under the Eligible Account Holders priority. Enter information in Section 9 for all deposit accounts held at Seneca Savings as of this date. c) O ther Members – Members of Seneca Savings as of the close of business on July 31, 2017 who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder priorities, including borrowers as of March 24, 2017 who maintained such borrowings as of July 31, 2017. Enter information in Section 9 for all deposit or loan accounts held at Seneca Savings as of this date. d) Local Community – Residents of the New York Counties of Cayuga, Cortland, Madison, Oneida and Onondaga. e) General Public – Check here if none of the above priorities apply to you. (5) Management/Employee/Family Member: Check if you are a Seneca Financial MHC, Seneca Financial Corp., or Seneca Savings: Director, Officer, Employee, or Immediate family member, as defined in the Stock Order Form Instructions. (6) Maximum Purchaser Identification: Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. (7) Associates/Acting in Concert: Check here if you, or any associates or persons acting in concert with you (as defined in the Prospectus dated [_______,] 2017), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or persons acting in concert with you. Name(s) listed in section 8 on other order forms Shares Ordered Name(s) listed in section 8 on other order forms Shares Ordered (8) Stock Registration: Please PRINT legibly and fill out completely: The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. Do not include below the name(s) of any persons who do not have the same Purchaser Priority (section 4 above) as you. Check only one box below. Individual Joint Tenants Tenants in Common Corporation (include TaxID and name of corporation only) Partnership (include Tax ID and name of partnership only) IRA (include Tax ID of custodian and SS# of owner) Uniform Transfers to Minors Act (include SS# of minor only) Trust Under Agreement Dated _____________________________ Name SSN or Tax ID# Name SSN or Tax ID# Address Daytime Phone # City State Zip Code County Evening Phone # (9) Qualifying Accounts: List all accounts held at Seneca Savings as of the date corresponding to the Purchaser Priority selected in section 4 above. Attach a separate page if needed. Failure to list all qualifying accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed. Names on Accounts Account Number (10) Acknowledgement, Certification and Signature (continued on reverse): I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by Seneca Financial Corp. (not postmarked) no later than Noon, Eastern Time, on [Expiration Date] otherwise this form and all of my subscription rights will be void. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR STOCK ORDER DELIVERY OPTIONS. ORDER NOT VALID UNLESS SIGNED: One signature required, unless section (3b) of this form includes accounts requiring more than one signature to authorize withdrawal. If signing as a custodian, trustee, corporate officer, etc. please include your full title. Signature (title, if applicable) Date Signature (title, if applicable) Date Internal Use Only: Date Rec’d __________ Check# ________________ $_____________ Check#________________ $_____________ Batch# _________Order # ________Priority_______

STOCK ORDER FORM – SIDE 2

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by Seneca Financial Corp. this Stock Order Form may not be modified or cancelled without the consent of Seneca Financial Corp., and that if withdrawal from a deposit account has been authorized the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that: 1) I am purchasing shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, 2) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and 3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $150,000 for any person, or $200,000 for any person together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Reorganization and the Prospectus dated [_______________, 2017].

Subscription rights pertain to those eligible to place orders in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY SENECA FINANCIAL MHC, SENECA FINANCIAL CORP., SENECA SAVINGS, OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of Seneca Financial Corp. I received the Prospectus dated [_____________, 2017] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page [TBD], which risks include but are not limited to the following:

Risks Related to Our Business

•	RISK FACTORS WILL BE INSERTED WHEN FINALIZED

Risks Related to the Offering

•	RISK FACTORS WILL BE INSERTED WHEN FINALIZED

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Seneca Financial Corp.

Stock Order Form Instructions

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Number of Shares and Total Amount Due - Fill in the number of shares you wish to purchase and the amount due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares that can be ordered by any person is 25 shares. The maximum number of shares that can be ordered by any person in the offering, or persons exercising subscription rights through a single qualifying account held jointly, is 15,000 shares ($150,000). Also, no person together with an associate or group of persons acting in concert may purchase more than 20,000 shares ($200,000) in the offering. For additional information, see “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” in the Prospectus dated [EFFECTIVE DATE].

Item 3a – Payment by Check - Payment for shares may be made by personal check, bank check or money order payable to Seneca Financial Corp. DO NOT MAIL CASH.

Item 3b – Payment by Account Withdrawal - To pay by withdrawal from a savings account or certificate of deposit at Seneca Savings, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in section 10 on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Seneca Savings will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and will earn their respective rate of interest, but will not be available for your use once the stock order is processed.

Item 4 – Purchaser Priority – If you are a Seneca Savings depositor or borrower, check the appropriate box (a, b, or c) to tell us the earliest of the three dates that applies to you and any others subscribing for shares with this order form. If boxes a, b, and c do not apply to you, then check the Local Community or General Public box, as appropriate.

Item 5 – Management/Employee/Family Member - Check the appropriate box if you are a Seneca Savings MHC, Seneca Financial Corp., or Seneca Savings: director, officer, employee, or immediate family member thereof. “Immediate Family” includes the spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Item 6 – Maximum Purchase - Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares in the event maximum purchase limitations are increased.

Item 7 – Associates/Acting in Concert - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. The term “associate” of a person means: 1) any corporation or organization, other than Seneca Savings MHC, Seneca Financial Corp., Seneca Savings or a majority-owned subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; 2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the stock offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or 3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Seneca Savings MHC, Seneca Financial Corp., or Seneca Savings or a subsidiary thereof. The term “acting in concert” means: 1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or 2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. In the Prospectus dated [EFFECTIVE DATE], please see the section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – Stock Registration - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Seneca Financial Corp. common stock. See below and the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at [SIC PHONE]. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, as defined in the Prospectus, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

(Continued on reverse side)	Side 1

Seneca Financial Corp.

Stock Order Form Instructions

Please check only the one box which corresponds to the ownership desired.

Individual – The stock is to be registered in one individual’s name only. Provide only this individuals information.

Joint Tenants (with rights of survivorship) – Joint tenants identifies two or more owners. When stock is held by joint tenants, upon the death of any one joint tenant ownership automatically passes to the surviving joint tenant(s). All owners must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common also identifies two or more owners. However, upon the death of any one co-tenant, ownership of the deceased co-tenant’s portion of the stock will be held by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA, or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Seneca Savings. The stock cannot be held in a Seneca Savings account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner. IRA Registration (to be determined by the custodian):

Name Line 1 – list the name of the custodian holding the IRA, followed by “CUST”.

Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #________].

The address will be that of the brokerage/trust department as indicated by the custodian.

Include both the Tax I.D. Number of the custodian as well as the SSN of the beneficial owner.

List the phone numbers of the beneficial owner, not the broker / trust department.

Uniform Transfers to Minors Act (“UTMA”) – Residents of New York and most other states may hold stock in the name of a custodian for the benefit of (“FBO”) a minor under the Uniform Transfers to Minors Act. The minor is the legal owner of the stock. An adult custodian is responsible for the investment until the child reaches the legal age of adulthood. Only one custodian and one minor may be designated. UTMA Registration:

Name Line 1: print the name of the custodian followed by the abbreviation CUST.

Name Line 2: FBO “name of the minor”, followed by UTMA- NY (or your state’s abbreviation).

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Provide the corporation or partnership’s legal name and Tax I.D Number. To have subscription rights within a customer priority, the corporation or partnership must have had a qualifying deposit or loan account in its legal name and Tax I.D Number. Please contact the Stock Information Center to verify purchase rights. Trust/Fiduciary – Fiduciary relationships (such as trusts, estates, guardianships, etc.) are generally established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, stock may not be registered in a fiduciary capacity. To have subscription rights within a customer priority, the trust or fiduciary must have had a qualifying deposit or loan account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify purchase rights. Trust Registration:

Name Line 1 - print the name of the fiduciary followed by the fiduciary title, such as trustee, executor, personal representative, etc.

Name Line 2 - print the name of the maker, donor or testator or the name of the beneficiary, followed by an indication of the type of legal document establishing the fiduciary relationship (agreement, court order, etc.)

In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – Qualifying Accounts - List all qualifying accounts held with Seneca Savings as of the date corresponding to the box checked in Item 4. For example, when ordering stock in only one name, list the account numbers of all accounts held at Seneca Savings in that name. Similarly, when ordering stock jointly with another customer, list the account numbers of all accounts held in either person’s name, i.e., individual accounts, joint accounts, etc. When ordering stock for a minor under the Uniform Transfers to Minors Act, list the account number of only those accounts held by the minor. When ordering stock as a corporation, partnership or other legal business entity, list the account numbers of only those accounts held the organization. Failure to list the account numbers of all qualifying accounts may result in the loss of part or all of the subscriber’s subscription rights if the offering is oversubscribed.

Item 10 – Acknowledgment, Certification, and Signature - Sign and date the form where indicated. Before you sign please carefully review the information you have provided and read the acknowledgement and both sides of the Stock Order Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [EFFECTIVE DATE] carefully before making an investment decision. You may submit your stock order form and payment in one of three ways: 1) by mail, using the stock order reply envelope provided; 2) by overnight delivery to the address indicated for that purpose on the stock order form; or 3) by hand-delivery to Seneca Savings’ main office located at 35 Oswego Street, Baldwinsville, New York. However, please know that all stock order forms, with full payment, must be received (not postmarked) by Noon, Eastern Time, on [      , 2017]. Please do not mail stock order forms to Seneca Savings. We encourage subscribers to consider in-person or overnight delivery to enhance the likelihood that your order is received before the deadline.

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